EXHIBIT 10.2
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                          FIRST AMENDMENT TO THE
                       LASALLE PARTNERS INCORPORATED
                       EMPLOYEE STOCK PURCHASE PLAN

      WHEREAS, LaSalle Partners Incorporated (the "Company") maintains the Employee Stock Purchase Plan (the "Plan").

      WHEREAS, the Company has determined that amending the Plan in certain respects is in the best interest of the Company.

      WHEREAS, PARAGRAPH 17 of the Plan authorizes Board of Directors of the Company to amend the plan, and the amendments to the Plan set forth herein do not require stockholder approval under PARAGRAPH 17 in order to be effective.

      NOW THEREFORE, the Plan has been amended effective May 21, 1998 as follows:

      1. The second sentence of PARAGRAPH 2 of the Plan is hereby deleted and replaced with the following sentence: "Such Shares may, in whole or in part, be authorized but unissued shares of Common Stock or shares of Common Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise."

      2. The third, fourth and fifth sentences of PARAGRAPH 7 of the Plan are hereby deleted and replaced with the following sentences:

            "If the withdrawal form is received by the Company during the last two weeks of any Offering Period, the amount credited to the employee's Payroll Deduction Account shall be applied to the purchase of stock and the withdrawal shall be effective for the next Offering Period. If the withdrawal form is received by the Company prior to the last two weeks of any Offering Period, amounts credited to the Payroll Deduction Account shall be refunded to the employee as soon as practicable after the withdrawal. The employee may resume participation in the Plan at an Enrollment Date which begins after the expiration of two complete six-month Offering Periods beginning after the date of the withdrawal and during which the employee does not make any Plan contributions, by filing a new election in accordance with paragraph 5 at least two weeks prior to the Enrollment Date."


      Capitalized terms used but not defined in this First Amendment shall have the respective meanings assigned to them in the Plan. Except as herein modified, all the terms, conditions and provisions of the Plan are hereby ratified, confirmed and carried forward.